Exhibit 99.1

Trump Media & Technology Group Announces Inaugural Earnings Call

~ Company to Release Second Quarter 2026 Results and Host Call on Monday, August 10, 2026 ~

SARASOTA, Fla., August 5, 2026 – Trump Media and Technology Group Corp. (Nasdaq, NYSE Texas: DJT) (“TMTG”), operator of the social media platform Truth Social, the streaming platform Truth+, and the Fintech brand Truth.Fi, announced today that it will host its inaugural earnings conference call at 5:00 p.m. ET on Monday, August 10, 2026, to discuss its financial results for the quarter ended June 30, 2026. Financial results will be issued in a press release after market close, prior to the call.

Interim CEO Kevin McGurn and CFO Phillip Juhan will host the call and address previously-submitted questions. Participants may submit a question for management consideration by emailing it to earnings@tmtgcorp.com prior to 4:30 p.m. ET on Monday, August 10, 2026.

Access to the live webcast and replay of the conference call will be available here and on TMTG’s Investor Relations website at https://ir.tmtgcorp.com/. Additionally, you may listen to the live webcast via Truth+ at https://truthplus.tv/ or on your preferred device via the Truth+ app. The dial-in number for the conference call is 877-524-8416 (toll-free) or +1 412-902-1028 (international). Attendees are encouraged to dial in 15 minutes prior to the start of the call.

An audio replay of the webcast will be available until Monday, September 7, 2026. Dial 877-660-6853 (toll-free) or 201-612-7415 (international) to listen.

About Trump Media & Technology Group

The mission of TMTG is to end Big Tech's assault on free speech by opening up the Internet and giving people their voices back. TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations; Truth+, a TV streaming platform focusing on family friendly live TV channels and on-demand content; and Truth.Fi, a financial services and FinTech brand incorporating America First investment vehicles.

Investor Relations Contact

Shannon Devine
MZ Group | Partner, MZ North America
Email: shannon.devine@mzgroup.us

Media Contact
press@tmtgcorp.com